Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Strong Results in Debut Quarter and Affirms 2024 Guidance
CHICAGO, Ill. - February 8, 2024 - Kellanova (NYSE: K) today announced fourth quarter and full year 2023 results and affirmed its financial outlook for 2024.

Highlights:

•The Company began the fourth quarter with the transformational spin-off of its North American cereal business, which it executed successfully from a transactional, financial, and operational perspective.

•The quarter's results for net sales, operating profit, and earnings per share exceeded the guidance ranges previously provided.

•Against a prior-year period recast for the spin-off businesses as discontinued operations, net sales in the fourth quarter increased year on year, reflecting revenue growth management actions and sustained momentum in emerging markets.

•Operating profit and earnings per share also increased against the recast prior-year period, as the Company also continued to restore underlying profit margins, with reimbursements covering expenses related to transition services provided to WK Kellogg Co.

•The Company affirmed the 2024 guidance provided at its Day@K investor event last August, calling for net sales and operating profit growth rates that align with its long-term targets, and unchanged absolute-dollar guidance for adjusted-basis operating profit, adjusted-basis earnings per share, net cash provided by operating activities, and free cash flow.

"To execute the spin-off while delivering solid results amidst challenging industry conditions is a testament to the dedication and focus of our employees," said Steve Cahillane, Kellanova's Chairman, President and Chief Executive Officer. "We have entered the Kellanova era with a more growth-oriented portfolio, a sharpened strategy, and higher profit margins. And financially, we have delivered our debut quarter in strong fashion, with financial flexibility and a 2024 plan that is expected to sustain consistent delivery of our newly increased long-term financial algorithm."

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), certain equity investments and various financial instruments, and other costs impacting comparability. Growth rates are calculated against prior-year periods that have been recast to account for the recently spun-off WK Kellogg Co as a discontinued operation. Organic basis also excludes acquisitions, divestitures and differences in shipping days, including the 53rd week. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Financial Summary:	Quarter ended			Year ended
(millions, except per share data)	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change
Reported Net Sales	$3,174	$3,164	0.3%	$13,122	$12,653	3.7%
Organic Net Sales *	$3,352	$3,134	6.9%	$13,635	$12,585	8.3%

Reported Operating Profit	$328	$257	27.5%	$1,505	$1,212	24.3%
Adjusted Operating Profit *	$392	$303	29.2%	$1,618	$1,374	17.7%
Currency-Neutral Adjusted Operating Profit *	$395	$303	30.1%	$1,628	$1,374	18.4%

Reported Diluted Earnings Per Share from Continuing Operations	$0.16	$(0.08)	300%	$2.25	$2.12	6.1%
Adjusted Diluted Earnings Per Share *	$0.78	$0.64	21.9%	$3.23	$2.96	9.1%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.76	$0.64	18.8%	$3.18	$2.96	7.4%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Fourth Quarter & Full Year 2023 Consolidated Results
Kellanova's fourth quarter 2023 GAAP (or "reported") net sales increased slightly year on year, as positive price/mix in all four regions more than offset the impacts of adverse foreign currency translation, elasticity on volume, and the divestiture of its business in Russia. On an organic basis, which excludes the impact of currency and divestiture, net sales increased by 7% year on year.

Full year 2023 reported net sales increased by 4% year on year, as positive price/mix in all four regions more than offset the impacts of adverse foreign currency translation, elasticity on volume, and the divestiture of its business in Russia. On an organic basis, net sales increased by 8%.

Fourth quarter 2023 reported operating profit increased by 28% versus the prior-year quarter, due to higher net sales and the restoration of underlying profit margins and reimbursement for transition services provided to WK Kellogg Co, which more than offset the impact of higher one-time charges principally related to the separation via spin-off of WK Kellogg Co. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 29%, and by 30% excluding currency translation.

    Full year 2023 reported operating profit increased by 24% year on year, due to less unfavorable mark-to-market impacts, higher net sales, and restoration of profit margins, even after increased brand investment. On an adjusted basis, operating profit increased by 18%, both including and excluding currency translation.

Fourth quarter 2023 reported earnings per share increased by 300%, due to the higher operating profit and to less adverse mark-to-market impacts on other income. On an adjusted basis, earnings per share increased 22%, and by 19% excluding currency translation.

Full year 2023 reported earnings per share increased by 6% from the prior year due to the higher operating profit and to less adverse mark-to-market impacts. On an adjusted basis, earnings per share increased 9%, and by 7% excluding currency translation.

Full year net cash provided by operating activities was $1,645 million, relatively even with the prior year. Capital expenditure was $677 million, returning to more normal levels in 2023 after a relatively low level during supply headwinds in 2022. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was $968 million, a year on year decrease related to the fourth-quarter absence of the separated WK Kellogg Co, and to up-front cash outlays related to executing the separation.
Fourth Quarter and Full Year 2023 Business Performance
Please refer to the segment tables in the back of this document.
The fourth quarter began with the separation of WK Kellogg Co, on October 2, 2023, a transformational action that creates for Kellanova a more growth-oriented portfolio, with a more focused strategy and higher profit margins. During the fourth quarter, its first as Kellanova, the Company delivered better-than-expected results, growing net sales, gross profit margin, operating profit, and earnings per share year on year. This year-on-year growth, both for the quarter and the full year, was led by sustained price realization and growth momentum in emerging markets, and the restoration of profit margins driven by price realization and moderating input-cost inflation, savings from productivity initiatives, improvement in service levels, and reimbursement of expenses related to providing transition services to WK Kellogg Co. These factors more than offset the impact of a continued rise in price elasticities across categories and markets, reflecting financially constrained consumers. Kellanova also finished the year with strong financial flexibility, supported by solid free cash flow generation and reduced net debt.

Kellanova North America's reported net sales in the fourth quarter decreased by 1%, as volume was pressured by rising elasticity across categories, partially offset by price/mix growth related to revenue growth management actions taken over the previous twelve months to cover high input-cost inflation. On an organic basis, net sales also declined by 1%. Kellanova North America's reported operating profit increased by 2%, as a recovering gross profit margin and reimbursement for expenses related to transition services provided to WK Kellogg Co more than offset the impact of lower net sales and higher up-front charges related to the Company's separation of WK Kellogg Co. On an adjusted basis, Kellanova North America's operating profit increased by 27%.

For the full year, Kellanova North America's reported net sales increased by 4%, as price/mix growth more than offset the impact of rising price elasticity and the lapping of prior-year trade inventory replenishment. On an organic basis, net sales also increased 4%. Kellanova North America's full-year reported operating profit increased by 13% due to higher net sales and recovery of underlying gross profit margin, as well as reimbursement for expenses related to transition services provided to WK Kellogg Co. On an adjusted basis, operating profit increased by 19%.

Kellanova Europe's reported net sales in the fourth quarter increased by 9%, driven by positive price/mix growth, momentum in snacks, and favorable foreign currency translation, which collectively more than offset the adverse impacts of price elasticity and the July divestiture of its Russia business. On an organic basis, net sales increased by 10%. Kellanova Europe's reported operating profit in the quarter increased by 29%, reflecting higher net sales, recovery in gross profit margin, and favorable foreign currency translation. On an adjusted basis, operating profit increased by 31%, and excluding currency, it increased by 24%.

For the full year, Kellanova Europe's reported net sales increased by 8%, reflecting price/mix growth, momentum in snacks, and favorable foreign currency translation, which collectively more than offset the negative impacts of price elasticity and the divestiture of its business in Russia. On an organic basis, net sales increased by 9%. Kellanova Europe's full-year reported operating profit increased by 9%, due to higher net sales and favorable foreign currency translation. On an adjusted basis, operating profit increased by 9%, and by 6% on a currency-neutral basis.

Kellanova Latin America's reported net sales in the fourth quarter increased by 14% due to favorable foreign currency translation and price/mix growth. On an organic basis, net sales grew by 5%. Kellanova Latin America's reported operating profit decreased by 22% in the fourth quarter, due to increased cost pressures. On an adjusted basis, operating profit decreased by 13%, and excluding currency, it decreased by 19%.

For the full year, Kellanova Latin America's reported net sales increased by 16%, due to price/mix growth and favorable foreign currency translation. On an organic basis, net sales increased by 8%. Kellanova Latin America's full-year reported operating profit increased by 12%, driven by price/mix growth and favorable foreign currency translation. On an adjusted basis, operating profit increased by 17%, while on a currency-neutral adjusted basis, operating profit increased by 8%.

Kellanova Asia Pacific, Middle East and Africa's ("AMEA") reported net sales in the fourth quarter decreased by 10%, as significantly adverse foreign currency translation more than offset growth in volume and price/mix. On an organic basis, net sales increased by 22%. Kellanova AMEA's reported operating profit increased by 10% in the fourth quarter, growth in volume and price/mix and recovery in gross profit margin more than offset the impact of adverse foreign currency translation. On an adjusted and currency-neutral adjusted basis, operating profit increased by 10% and 25%, respectively.

For the full year, Kellanova AMEA's reported net sales decreased by 5%, as significantly adverse foreign currency translation more than offset growth in volume and price/mix. On an organic basis, net sales increased by 17%. Kellanova AMEA's reported operating profit increased by 7%, as growth in volume and price/mix and recovery in gross profit margin more than offset adverse foreign currency translation. On an adjusted basis, operating profit increased by 7% and on a currency-neutral adjusted basis, operating profit increased by 20%.

2024 Full-Year Financial Guidance
The Company affirmed the financial guidance for 2024 that it had first provided in August, 2023, at its Day@K investor event. Despite adverse movements in foreign exchange rates and industry-wide volume pressures since then, the Company is confident in its strengthened commercial plans and initiatives to improve profit margins. The Company is projecting:

•Organic-basis net sales growth of approximately 3% or better against a recast 2023, which remains within the Company's long-term target range, and will continue to be led by the Company's priority snacks brands and emerging markets.

•Adjusted-basis operating profit of approximately $1,850-1,900 million, which is unchanged from previous guidance.

•Adjusted-basis earnings per share of approximately $3.55-3.65, which is unchanged from previous guidance.

•Net cash provided by operating activities of approximately $1.7 billion, with capital expenditure of about $0.7 billion, which is elevated this year for the expansion of Pringles capacity in emerging markets. As a result, free cash flow is expected to be approximately $1.0 billion, an estimate that is unchanged from previous guidance.

Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and free cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days, including 53rd week. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), gains or losses on divestitures, and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2024:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment (pre-tax)		$60-$70M	$0.17 - $0.20
Network optimization (pre-tax)		$150-$160M	$0.43 - $0.46
Income tax impact applicable to adjustments, net**			$0.13 - $0.14
Currency-neutral adjusted guidance *		$1,850M - $1,900M	$3.55 - $3.65
Organic guidance *	~ 3%
* 2024 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2024 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Free Cash Flow Guidance
(billions)
Full Year 2024
Net cash provided by (used in) operating activities	~ $1.7
Additions to properties	~ ($0.7)
Free Cash Flow	~ $1.0

Conference Call / Webcast
    Kellanova will host a conference call to discuss results and outlook on Thursday, February 8, 2024, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at https://investor.kellanova.com. Information regarding the rebroadcast is available at https://investor.kellanova.com.

About Kellanova
With approximately $13 billion in net sales, Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://www.kellanova.com.

Recast Financial Statements
Included in this press release are financial results for fiscal 2022 reporting periods and Q1-Q3 2023 reporting periods that have been recast to reflect WK Kellogg Co financial results as discontinued operations in accordance with applicable accounting guidance. The results of WK Kellogg Co are presented as discontinued operations in the Kellanova consolidated statement of income and, as such, have been excluded from both continuing operations and segment results for all periods presented. The recast historical operating profit for the continuing operations of Kellanova includes certain costs such as warehousing and IT-related costs that are reported in Kellanova continuing operations but relate to expenses that are being reimbursed after the spin transaction through the transition services agreement (“TSA”) that exists between Kellanova and WK Kellogg Co. We expect that the costs for such services will be fully reimbursed by income under the TSA for the applicable future periods. Following the end of the TSA period, we expect that such costs will no longer be incurred by Kellanova.

Further, the Company reclassified the assets and liabilities of WK Kellogg Co as assets and liabilities of discontinued operations in the consolidated balance sheet as of December 31, 2022. The consolidated statements of cash flows are presented on a consolidated basis for both continuing operations and discontinued operations.

Non-GAAP Financial Measures
    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Reported results were prepared in accordance with U.S. GAAP, include all net sales and expenses recognized during the periods, and reflect WK Kellogg Co as discontinued operations for all periods presented. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted interest expense, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS from continuing operations: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, financial principles, and plans; and the Company’s sales, earnings, margins, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, free cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, ESG performance, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including the ability to realize the intended benefits of the separation of WK Kellogg Co (the “separation”); the possibility of disruption resulting from the separation, including changes to existing business relationships, disputes, litigation or unanticipated costs; uncertainty of the expected financial performance of the Company following completion of the separation; negative effects on the market price of the Company's securities and/or on the financial performance of the Company as a result of the separation; evolving legal, regulatory and tax regimes; changes in general economic and/or industry-specific conditions; actions by third parties, including government agencies; and other risk factors as detailed from time to time in the Company's reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, and periodic Current Reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net sales	$3,174	$3,164	$13,122	$12,653
Cost of goods sold	2,079	2,217	8,839	8,842
Selling, general and administrative expense	767	690	2,778	2,600
Operating profit	328	257	1,505	1,211
Interest expense	85	66	303	201
Other income (expense), net	(145)	(238)	(162)	(108)
Income from continuing operations before income taxes	98	(47)	1,040	902
Income taxes	42	(15)	258	180
Earnings (loss) from unconsolidated entities	2	4	6	9
Net income (loss) from continuing operations	58	(28)	788	731
Net income (loss) attributable to noncontrolling interests	3	(1)	13	2
Income (loss) from discontinued operations, net of taxes	(28)	(72)	176	231
Net income (loss) attributable to Kellanova	$27	$(99)	$951	$960
Per share amounts:
Earnings Per Common Share - Basic
Earnings (loss) from continuing operations	$0.16	$(0.08)	$2.27	$2.14
Earnings (loss) from discontinued operations	$(0.08)	$(0.21)	$0.51	$0.67
Net Earnings (loss) Per Common Share - Basic	$0.08	$(0.29)	$2.78	$2.81
Earnings Per Common Share - Diluted
Earnings (loss) from continuing operations	$0.16	$(0.08)	$2.25	$2.12
Earnings (loss) from discontinued operations	$(0.08)	$(0.21)	$0.51	$0.67
Net Earnings (loss) Per Common Share - Diluted	$0.08	$(0.29)	$2.76	$2.79
Average shares outstanding:
Basic	342	342	342	341
Diluted	344	345	345	344
Actual shares outstanding at period end			341	342

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year ended
(unaudited)	December 30, 2023	December 31, 2022
Operating activities
Net income	$964	$962
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	419	478
Postretirement benefit plan expense (benefit)	53	240
Deferred income taxes	(21)	(46)
Stock compensation	95	96
Loss on Russia Divestiture	113	—
Other	40	(42)
Postretirement benefit plan contributions	(42)	(23)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(42)	(257)
Inventories	139	(411)
Accounts payable	(340)	411
All other current assets and liabilities	267	243
Net cash provided by (used in) operating activities	1,645	1,651
Investing activities
Additions to properties	(677)	(488)
Issuance of notes receivable	(4)	(22)
Repayments from notes receivable	—	10
Purchases of available for sale securities	(15)	(17)
Sales of available for sale securities	64	19
Settlement of net investment hedges	68	37
Other	2	13
Net cash provided by (used in) investing activities	(562)	(448)
Financing activities
Net increase/(reductions) of notes payable	(346)	330
Issuances of long-term debt	404	39
Reductions of long-term debt	(780)	(648)
Net issuances of common stock	60	277
Common stock repurchases	(170)	(300)
Cash dividends	(800)	(797)
Distribution from the WK Kellogg Co. (a)	585	—
Other	(63)	18
Net cash provided by (used in) financing activities	(1,110)	(1,081)
Effect of exchange rate changes on cash and cash equivalents	2	(109)
Increase (decrease) in cash and cash equivalents	(25)	13
Cash and cash equivalents at beginning of period	299	286
Cash and cash equivalents at end of period	274	299

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	1,645	1,651
Additions to properties	(677)	(488)
Free cash flow (operating cash flow less property additions) (b)	$968	$1,163

(a) The $585 distribution from WK Kellogg Co is representative of $663 million cash proceeds from WK Kellogg Co dividend payments to Kellanova offset by $(78) million of cash retained by WK Kellogg Co. The distribution was funded from the proceeds of $664 million of debt issued and retained by WK Kellogg Co.
(b) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	December 30, 2023	December 31, 2022
	(unaudited)
Current assets
Cash and cash equivalents	$274	$299
Accounts receivable, net	1,568	1,532
Inventories, net	1,243	1,339
Other current assets	245	378
Current assets of discontinued operations	—	638
Total current assets	3,330	4,186
Property, net	3,212	3,090
Operating lease right-of-use assets	661	610
Goodwill	5,160	5,381
Other intangibles, net	1,930	2,239
Investments in unconsolidated entities	184	432
Other assets	1,144	1,280
Non-current assets of discontinued operations	—	1,278
Total assets	$15,621	$18,496
Current liabilities
Current maturities of long-term debt	$663	$780
Notes payable	121	467
Accounts payable	2,314	2,568
Current operating lease liabilities	121	118
Accrued advertising and promotion	766	709
Accrued salaries and wages	278	318
Other current liabilities	797	841
Current liabilities of discontinued operations	—	548
Total current liabilities	5,060	6,349
Long-term debt	5,089	5,317
Operating lease liabilities	532	482
Deferred income taxes	497	707
Pension liability	613	593
Other liabilities	461	490
Non-current liabilities of discontinued operations	—	183
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,101	1,068
Retained earnings	8,804	9,197
Treasury stock, at cost	(4,794)	(4,721)
Accumulated other comprehensive income (loss)	(2,041)	(1,708)
Total Kellanova equity	3,175	3,941
Noncontrolling interests	194	434
Total equity	3,369	4,375
Total liabilities and equity	$15,621	$18,496

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended December 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(24)	$7	$17	$—	$(170)	$—	$—	$(153)	$(0.45)
Separation costs (pre-tax)	2	43	(45)	—	—	—	—	(45)	(0.13)
Business and portfolio realignment (pre-tax)	2	(1)	(2)	—	—	—	—	(2)	—
Intangible asset impairment (pre-tax)	—	34	(34)	—	—	—	—	(34)	(0.10)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(42)	—	42	0.12
Valuation allowance	—	—	—	—	—	21	—	(21)	(0.06)
Foreign currency impact	(159)	(16)	(3)	2	4	(2)	1	6	0.02
Adjustments to adjusted basis	$(179)	$67	$(67)	$2	$(166)	$(22)	$1	$(208)	$(0.60)

	Quarter ended December 31, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$35	$6	$(40)	$—	$(274)	$—	$—	$(314)	$(0.91)
Separation costs (pre-tax)	—	5	(5)	—	—	—	—	(5)	$(0.01)
Business and portfolio realignment (pre-tax)	—	1	(1)	—	—	—	—	(1)	$—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(71)	—	71	$0.20
Adjustments to adjusted basis	$35	$11	$(46)	$—	$(274)	$(71)	$—	$(249)	$(0.72)

Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 2
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Year ended December 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$6	$11	$(17)	$—	$(146)	$—	$—	$(163)	$(0.47)
Separation costs (pre-tax)	3	57	(60)	—	—	—	—	(60)	(0.17)
Business and portfolio realignment (pre-tax)	2	—	(2)	—	—	—	—	(2)	(0.01)
Intangible asset impairment (pre-tax)	—	34	(34)	—	—	—	—	(34)	(0.10)
Loss on divestiture (pre-tax)	—	—	—		(113)	—	—	(113)	(0.33)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(54)	—	54	0.16
Valuation allowance	—	—	—	—	—	21	—	(21)	(0.06)
Foreign currency impact	(455)	(49)	(10)	8	8	(7)	3	16	0.05
Adjustments to adjusted basis	$(444)	$53	$(122)	$8	$(251)	$(40)	$3	$(322)	$(0.94)

	Year ended December 31, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$141	$(1)	$(140)	$—	$(230)	$—	$—	$(370)	$(1.07)
Separation costs (pre-tax)	—	8	(8)	—	—	—	—	(8)	(0.03)
Business and portfolio realignment (pre-tax)	5	10	(15)	—	—	—	—	(15)	(0.04)
Gain related to interest rate swaps (pre-tax)	—	—	—	(18)	—	—	—	18	0.05
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(85)	—	85	0.25
Adjustments to adjusted basis	$145	$18	$(163)	$(18)	$(230)	$(85)	$—	$(290)	$(0.84)
Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,588	$613	$328	$645	$(1)	$3,174
Foreign currency impact	—	26	25	(229)	—	(178)
Organic net sales	$1,589	$587	$303	$875	$(1)	$3,352

Quarter ended December 31, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,601	$561	$288	$717	$(3)	$3,164
Divestitures	—	29	—	—	—	29
Organic net sales	1,601	532	288	717	(3)	3,134

% change - 2023 vs. 2022:
Reported growth	(0.8)%	9.3%	13.9%	(9.9)%	n/m	0.3%
Foreign currency impact	—%	4.8%	8.6%	(31.9)%	n/m	(5.7)%
Currency-neutral growth	(0.8)%	4.5%	5.3%	22.0%	n/m	6.0%
Divestitures	—%	(5.8)%	—%	—%	n/m	(0.9)%
Organic growth	(0.8)%	10.3%	5.3%	22.0%	n/m	6.9%
Volume (tonnage)	(6.5)%	(7.8)%	(0.8)%	8.4%	n/m	(1.2)%
Pricing/mix	5.7%	18.1%	6.1%	13.6%	n/m	8.1%

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$6,574	$2,501	$1,265	$2,785	$(4)	$13,122
Foreign currency impact	(9)	54	86	(643)	—	(513)
Organic net sales	$6,583	$2,448	$1,179	$3,428	$(3)	$13,635

Year ended December 31, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$6,330	$2,310	$1,088	$2,933	$(9)	$12,653
Divestitures	$—	$68	$—	$—	$—	$68
Organic net sales	$6,330	$2,243	$1,088	$2,933	$(9)	$12,585

% change - 2023 vs. 2022:
Reported growth	3.8%	8.3%	16.3%	(5.1)%	n/m	3.7%
Foreign currency impact	(0.2)%	2.3%	7.9%	(22.0)%	n/m	(4.1)%
Currency-neutral growth	4.0%	6.0%	8.4%	16.9%	n/m	7.8%
Divestitures	—%	(3.2)%	—%	—%	n/m	(0.5)%
Organic growth	4.0%	9.2%	8.4%	16.9%	n/m	8.3%
Volume (tonnage)	(6.1)%	(6.2)%	(7.0)%	0.8%	n/m	(4.0)%
Pricing/mix	10.1%	15.4%	15.4%	16.1%	n/m	12.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year ended
(millions)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported gross profit	$1,095	$947	$4,283	$3,811
Mark-to-market	24	(35)	(6)	(140)
Separation costs	(2)	—	(3)	—
Business and portfolio realignment	(2)	—	(2)	(5)
Adjusted gross profit	1,076	982	4,294	3,956
Foreign currency impact	(19)	—	(58)	—
Currency-neutral adjusted gross profit	$1,095	$982	$4,352	$3,956
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported gross margin	34.5%	29.9%	32.6%	30.1%
Mark-to-market	0.7%	(1.1)%	(0.1)%	(1.1)%
Separation costs	—%	—%	—%	—%
Business and portfolio realignment	(0.1)%	—%	—%	(0.1)%
Adjusted gross margin	33.9%	31.0%	32.7%	31.3%
Foreign currency impact	1.2%	—%	0.8%	—%
Currency-neutral adjusted gross margin	32.7%	31.0%	31.9%	31.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$235	$64	$31	$67	$(69)	$328
Mark-to-market	—	—	—	—	17	17
Separation costs	(30)	—	(1)	—	(14)	(45)
Business and portfolio realignment	—	—	(2)	—	—	(2)
Intangible asset impairment	(34)	—	—	—	—	(34)
Adjusted operating profit	299	64	35	67	(72)	392
Foreign currency impact	—	3	2	(9)	1	(3)
Currency-neutral adjusted operating profit	$299	$60	$33	$76	$(73)	$395

Quarter ended December 31, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$231	$50	$40	$61	$(124)	$257
Mark-to-market	—	—	—	—	(40)	(40)
Separation costs	(5)	—	—	—	—	(5)
Business and portfolio realignment	(1)	1	—	—	(2)	(1)
Adjusted operating profit	$236	$48	$40	$61	$(82)	$303

% change - 2023 vs. 2022:
Reported growth	1.7%	28.8%	(22.0)%	9.8%	44.6%	27.5%
Mark-to-market	—%	—%	(0.1)%	—%	47.1%	23.1%
Separation costs	(10.4)%	—%	(3.7)%	—%	(16.9)%	(13.2)%
Business and portfolio realignment	0.3%	(2.3)%	(5.4)%	—%	2.2%	(0.1)%
Intangible asset impairment	(14.7)%	—%	—%	—%	—%	(11.5)%
Adjusted growth	26.5%	31.1%	(12.8)%	9.8%	12.2%	29.2%
Foreign currency impact	(0.1)%	7.2%	5.8%	(15.4)%	1.0%	(0.9)%
Currency-neutral adjusted growth	26.6%	23.9%	(18.6)%	25.2%	11.2%	30.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year ended December 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$1,024	$357	$130	$270	$(276)	$1,505
Mark-to-market	—	—	(3)	—	(14)	(17)
Separation costs	(42)	—	(3)	—	(14)	(60)
Business and portfolio realignment	—	1	(2)	—	(1)	(2)
Intangible asset impairment	(34)	—	—	—	—	(34)
Adjusted operating profit	$1,100	$356	$138	$270	$(247)	$1,618
Foreign currency impact	—	9	10	(32)	4	(10)
Currency-neutral adjusted operating profit	$1,101	$348	$128	$303	$(251)	$1,628

Year ended December 31, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$907	$329	$116	$252	$(393)	$1,212
Mark-to-market	—	—	(2)	—	(138)	(140)
Separation costs	(8)	—	—	—	—	(8)
Business and portfolio realignment	(12)	1	—	—	(4)	(15)
Adjusted operating profit	$927	$328	$118	$252	$(252)	$1,374

% change - 2023 vs. 2022:
Reported growth	12.8%	8.5%	12.0%	7.1%	29.9%	24.3%
Mark-to-market	—%	—%	(0.5)%	—%	32.3%	11.7%
Separation costs	(3.6)%	—%	(2.6)%	—%	(5.6)%	(3.7)%
Business and portfolio realignment	1.5%	—%	(1.6)%	—%	1.1%	1.2%
Intangible asset impairment	(3.8)%	—%	—%	—%	—%	(2.6)%
Adjusted growth	18.7%	8.5%	16.7%	7.1%	2.1%	17.7%
Foreign currency impact	—%	2.6%	8.7%	(12.8)%	1.8%	(0.7)%
Currency-neutral adjusted growth	18.7%	5.9%	8.0%	19.9%	0.3%	18.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported operating margin	10.3%	8.1%	11.5%	9.6%
Mark-to-market	0.5%	(1.3)%	(0.1)%	(1.1)%
Separation costs	(1.4)%	(0.2)%	(0.4)%	—%
Business and portfolio realignment	—%	—%	—%	(0.2)%
Intangible asset impairment	(1.1)%	—%	(0.3)%	—%
Adjusted operating margin	12.3%	9.6%	12.3%	10.9%
Foreign currency impact	0.5%	—%	0.4%	—%
Currency-neutral adjusted operating margin	11.8%	9.6%	11.9%	10.9%

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Interest Expense to Adjusted Interest Expense

	Quarter ended		Year-to-date period ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported interest expense	$85	$66	$303	$201
Gain related to interest rate swaps	—	—	—	(18)
Adjusted interest expense	$85	$66	$303	$219
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported other income (expense)	(145)	(238)	(162)	(108)
Mark-to-market	(170)	(274)	(146)	(229)
Loss on divestiture	—	—	(113)	—
Adjusted other income (expense)	$25	$36	$97	$120
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 12
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported income taxes	$42	$(15)	$258	$180
Mark-to-market	(25)	(69)	(28)	(81)
Separation costs	(8)	(4)	(22)	(6)
Business and portfolio realignment	—	2	4	(3)
Intangible asset impairment	(8)	—	(8)	—
Loss on divestiture	—	—	—	—
Gain related to interest rate swaps	—	—	—	5
Valuation allowance	21	—	21	—
Adjusted income taxes	$62	$56	$291	$265
Reported effective tax rate	42.5%	32.1%	24.8%	20.0%
Mark-to-market	15.9%	12.1%	1.1%	(0.6)%
Separation Costs	1.0%	(1.1)%	(0.6)%	(0.3)%
Business and portfolio realignment	0.1%	0.8%	0.2%	—%
Intangible asset impairment	0.3%	—%	—%	—%
Loss on divestiture	—%	—%	1.8%	—%
Gain related to interest rate swaps	—%	—%	—%	0.1%
Valuation allowance	6.4%	—%	1.6%	—%
Adjusted effective tax rate	18.8%	20.3%	20.7%	20.8%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 13
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share from Continuing Operations to Currency-Neutral Adjusted Diluted Earnings Per Share from Continuing Operations

	Quarter ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported EPS from continuing operations	$0.16	$(0.08)	$2.25	$2.12
Mark-to-market (pre-tax)	(0.45)	(0.91)	(0.47)	(1.07)
Separation costs (pre-tax)	(0.13)	(0.01)	(0.17)	(0.03)
Business and portfolio realignment (pre-tax)	—	—	(0.01)	(0.04)
Intangible asset impairment	(0.10)	—	(0.10)	—
Loss on divestiture (pre-tax)	—	—	(0.33)	—
Gain related to interest rate swaps (pre-tax)	—	—	—	0.05
Income tax impact applicable to adjustments, net*	0.12	0.20	0.17	0.25
Valuation allowance	(0.06)	—	(0.06)	—
Adjusted EPS from continuing operations	$0.78	$0.64	$3.23	$2.96
Foreign currency impact	0.02	—	0.05	—
Currency-neutral adjusted EPS from continuing operations	$0.76	$0.64	$3.18	$2.96
Currency-neutral adjusted EPS growth	18.8%		7.4%
Note: Tables may not foot due to rounding.
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 14
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - fourth quarter 2023 vs. 2022:
North America	Reported Net Sales Growth	Foreign Currency	Currency-Neutral Net Sales Growth	Divestiture	Organic Net Sales Growth
Snacks	(0.2)%	—%	(0.2)%	—%	(0.2)%
Frozen	(4.5)%	—%	(4.5)%	—%	(4.5)%
Europe
Snacks	15.6%	5.0%	10.6%	(6.4)%	17.0%
Cereal	1.7%	4.5%	(2.8)%	(5.2)%	2.4%
Latin America
Snacks	7.4%	7.8%	(0.4)%	—%	(0.4)%
Cereal	19.1%	9.2%	9.9%	—%	9.9%
AMEA
Snacks	6.5%	(6.2)%	12.7%	—%	12.7%
Cereal	(2.0)%	(5.8)%	3.8%	—%	3.8%
Noodles and other	(22.7)%	(61.0)%	38.3%	—%	38.3%

Kellanova and Subsidiaries
Exhibit 15
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - full year 2023 vs. 2022:
North America	Reported Net Sales Growth	Foreign Currency	Currency-Neutral Net Sales Growth	Divestiture	Organic Net Sales Growth
Snacks	4.6%	(0.1)%	4.7%	—%	4.7%
Frozen	(0.4)%	(0.2)%	(0.2)%	—%	(0.2)%
Europe
Snacks	16.0%	2.7%	13.3%	(3.7)%	17.0%
Cereal	(0.2)%	1.9%	(2.1)%	(2.7)%	0.6%
Latin America
Snacks	12.4%	5.6%	6.8%	—%	6.8%
Cereal	18.9%	9.5%	9.4%	—%	9.4%
AMEA
Snacks	8.3%	(7.3)%	15.6%	—%	15.6%
Cereal	(1.0)%	(7.0)%	6.0%	—%	6.0%
Noodles and other	(14.0)%	(38.4)%	24.4%	—%	24.4%

Kellanova and Subsidiaries
Exhibit 16
Reconciliation of Non-GAAP Amounts - Product Reported Net Sales Growth to Organic Net Sales Growth

Quarter ended December 30, 2023
(millions)	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$666	$1,991	$257	$260	$3,174
Foreign currency impact	13	15	—	(207)	(178)
Organic net sales	$653	$1,976	$257	$467	$3,352

Quarter ended December 31, 2022
(millions)	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$634	$1,927	$268	$335	$3,163
Divestitures	13	17	—	—	29
Organic net sales	$621	$1,910	$268	$335	$3,134

% change - 2023 vs. 2022:
Reported growth	5.0%	3.3%	(4.3)%	(22.3)%	0.3%
Foreign currency impact	2.0%	0.7%	0.1%	(61.8)%	(5.7)%
Currency-neutral growth	3.0%	2.6%	(4.4)%	39.5%	6.0%
Divestitures	(2.1)%	(0.8)%	—%	—%	(0.9)%
Organic growth	5.1%	3.4%	(4.4)%	39.5%	6.9%
Volume (tonnage)	(3.3)%	(5.7)%	(7.6)%	14.5%	(1.2)%
Pricing/mix	8.4%	9.1%	3.2%	25.0%	8.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 17
Reconciliation of Non-GAAP Amounts - Product Reported Net Sales Growth to Organic Net Sales Growth

Year-to-date period ended December 30, 2023
(millions)	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$2,736	$8,105	$1,095	$1,186	$13,122
Foreign currency impact	19	1	(2)	(532)	(513)
Organic net sales	$2,717	$8,104	$1,097	$1,718	$13,635

Year-to-date period ended December 31, 2022
(millions)	International Cereal	Snacks	Frozen	Noodles & Other	Kellanova Consolidated
Reported net sales	$2,618	$7,563	$1,097	$1,375	$12,653
Divestitures	30	38	—	—	68
Organic net sales	$2,588	$7,525	$1,097	$1,375	$12,585

% change - 2023 vs. 2022:
Reported growth	4.5%	7.2%	(0.2)%	(13.8)%	3.7%
Foreign currency impact	0.7%	—%	(0.2)%	(38.8)%	(4.1)%
Currency-neutral growth	3.8%	7.2%	—%	25.0%	7.8%
Divestitures	(1.2)%	(0.5)%	—%	—%	(0.5)%
Organic growth	5.0%	7.7%	—%	25.0%	8.3%
Volume (tonnage)	(5.7)%	(6.0)%	(7.0)%	4.1%	(4.0)%
Pricing/mix	10.7%	13.7%	7.0%	20.9%	12.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 18
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	December 30, 2023	December 31, 2022
Notes payable	$121	$467
Current maturities of long-term debt	663	780
Long-term debt	5,089	5,317
Total debt liabilities	5,873	6,564
Less:
Cash and cash equivalents	(274)	(299)
Net debt	$5,599	$6,265

Significant items impacting comparability
Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans were recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that were recognized in the quarter they occur. We recorded a pre-tax mark-to-market loss of $153 million and $163 million for the quarter and year ended December 30, 2023, respectively. We recorded a pre-tax mark-to-market loss of $314 million and $369 million for the quarter and year ended December 31, 2022. Included within the aforementioned totals was a pre-tax mark-to-market loss for pension plans of $170 million and $146 million for the quarter and year ended December 30, 2023, respectively, and a pre-tax mark-to-market loss for pension plans of $274 million and $229 million for the quarter and year ended December 31, 2022, respectively.

Separation costs
The Company successfully completed the separation of its North America cereal business on October 2, 2023. As a result, we incurred pre-tax charges related to the separation, primarily related to legal and consulting costs, of $45 million and $60 million for the quarter and year ended December 30, 2023, respectively. We also recorded pre-tax charges of $5 million and $8 million for the quarter and year ended December 31, 2022, respectively.

Business and portfolio realignment
One-time costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and completed and prospective divestitures and acquisitions. As a result, we incurred pre-tax charges, primarily related to reorganizations of $2 million and $2 million for the quarter and year ended December 30, 2023. We also recorded pre-tax charges of $1 million and $15 million for the quarter and year ended December 31, 2022, respectively.

Intangible Asset Impairment
As part of the annual impairment testing, the Company determined the fair value of an intangible asset did not exceed its carrying value. As a result, we incurred pre-tax charges related to the impairment of $34 million for the quarter and year ended December 30, 2023.

Loss related to divestiture
In July 2023, the Company completed the sale of the Russian business. As a result of completing the transaction, the Company recorded a non-cash loss on the transaction of approximately $113 million, primarily related to the release of historical currency translation adjustments.

Gain related to interest rate swaps
During the third quarter of 2022, the Company recognized a pre-tax gain of $18 million in interest expense related to a portion of certain forward-starting interest rate swaps no longer designated as cash flow hedges due to changes in forecasted debt issuance.

Valuation allowance
During the fourth quarter of 2023, the Company recorded a valuation allowance on deferred tax assets of $21 million in conjunction with the separation of our North America cereal business.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Recast Financial Statements
Included in this press release are financial results for fiscal 2022 and 2023 quarter-end reporting periods that have been recast to reflect WK Kellogg Co financial results as discontinued operations in accordance with applicable accounting guidance. The results of WK Kellogg Co are presented as discontinued operations in the Kellanova consolidated statement of income and, as such, have been excluded from both continuing operations and segment results for all periods presented. The recast historical operating profit for the continuing operations of Kellanova includes certain costs such as warehousing and IT-related costs that are reported in Kellanova continuing operations but relate to expenses that are being reimbursed after the spin transaction through the transition services agreement (“TSA”) that exists between Kellanova and WK Kellogg Co. We expect that the costs for such services will be fully reimbursed by income under the TSA for the applicable future periods. Following the end of the TSA period, we expect that such costs will no longer be incurred by Kellanova.

Kellanova and Subsidiaries
Exhibit 19
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
(Results are unaudited)	December 30, 2023	September 30, 2023	July 1, 2023	April 1, 2023	December 31, 2022	October 1, 2022	July 2, 2022	April 2, 2022
Net sales	$3,174	$3,255	$3,351	$3,342	$3,164	$3,251	$3,181	$3,057
Cost of goods sold	2,079	2,145	2,257	2,358	2,217	2,303	2,263	2,059
Selling, general and administrative expense	767	696	677	638	690	668	648	594
Operating profit	328	414	417	346	257	280	270	404
Interest expense	85	75	73	70	66	32	49	54
Other income (expense), net	(145)	(62)	28	17	(238)	35	40	55
Income from continuing operations before income taxes	98	277	372	293	(47)	283	261	405
Income taxes	42	78	77	61	(15)	51	61	84
Earnings (loss) from unconsolidated entities	2	—	2	2	4	3	1	2
Net income (loss) from continuing operations	58	199	297	234	(28)	235	201	323
Net income (loss) attributable to noncontrolling interests	3	—	6	4	(1)	2	(1)	2
Income (loss) from discontinued operations, net of taxes	(28)	72	64	68	(72)	78	125	100
Net income (loss) attributable to Kellanova	$27	$271	$355	$298	$(99)	$311	$327	$421
Per share amounts:
Earnings Per Common Share - Basic
Earnings (loss) from continuing operations	$0.16	$0.58	$0.85	$0.67	$(0.08)	$0.68	$0.59	$0.95
Earnings (loss) from discontinued operations	$(0.08)	$0.21	$0.19	$0.20	$(0.21)	$0.23	$0.37	$0.29
Net Earnings (loss) Per Common Share - Basic	$0.08	$0.79	$1.04	$0.87	$(0.29)	$0.91	$0.96	$1.24
Earnings Per Common Share - Diluted
Earnings (loss) from continuing operations	$0.16	$0.57	$0.85	$0.67	$(0.08)	$0.68	$0.59	$0.94
Earnings (loss) from discontinued operations	$(0.08)	$0.21	$0.18	$0.19	$(0.21)	$0.22	$0.36	$0.29
Net Earnings (loss) Per Common Share - Diluted	$0.08	$0.78	$1.03	$0.86	$(0.29)	$0.90	$0.95	$1.23
Average shares outstanding:
Basic	342	342	343	342	342	341	339	340
Diluted	344	345	345	345	345	344	342	342

Kellanova and Subsidiaries
Exhibit 20
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended September 30, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(38)	$(1)	$40	$—	$25	$—	$—	$64	$0.19
Separation costs (pre-tax)	—	6	(6)	—	—	—	—	(6)	(0.02)
Business and portfolio realignment (pre-tax)	—	—	—	—	—	—	—	—	—
Loss on divestiture (pre-tax)	—	—	—	—	(113)	—	—	(113)	(0.33)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	13	—	(13)	(0.04)
Foreign currency impact	(119)	(7)	4	2	8	(1)	(1)	14	0.04
Adjustments to adjusted basis	$(157)	$(2)	$37	$2	$(79)	$12	$(1)	$(53)	$(0.16)

	Quarter ended October 1, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$43	$(2)	$(42)	$—	$15	$—	$—	$(27)	$(0.08)
Separation costs (pre-tax)	—	4	(4)	—	—	—	—	(4)	$(0.01)
Business and portfolio realignment (pre-tax)	1	2	(3)	—	—	—	—	(3)	$(0.01)
Gain related to interest rate swaps (pre-tax)	—	—	—	(18)	—	—	—	18	$0.05
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(4)	—	4	$0.02
Adjustments to adjusted basis	$44	$4	$(48)	$(18)	$15	$(4)	$—	$(11)	$(0.03)

Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 21
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended July 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$16	$3	$(19)	$—	$—	$—	$—	$(19)	$(0.05)
Separation costs (pre-tax)	—	7	(7)	—	—	—	—	(7)	(0.02)
Business and portfolio realignment (pre-tax)	—	—	—	—	—	—	—	—	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(8)	—	8	0.02
Foreign currency impact	(85)	(9)	(1)	2	(4)	(3)	2	3	0.01
Adjustments to adjusted basis	$(69)	$—	$(26)	$2	$(4)	$(11)	$2	$(15)	$(0.04)

	Quarter ended July 2, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$98	$(4)	$(95)	$—	$9	$—	$—	$(86)	$(0.25)
Separation costs (pre-tax)	—	—	—	—	—	—	—	—	$—
Business and portfolio realignment (pre-tax)	1	4	(5)	—	—	—	—	(5)	$(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(23)	—	23	$0.07
Adjustments to adjusted basis	$99	$—	$(99)	$—	$9	$(23)	$—	$(67)	$(0.19)

Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 22
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended April 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$53	$2	$(55)	$—	$—	$—	$—	$(55)	$(0.16)
Separation costs (pre-tax)	—	1	(1)	—	—	—	—	(1)	—
Business and portfolio realignment (pre-tax)	—	1	(1)	—	—	—	—	(1)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(18)	—	18	0.05
Foreign currency impact	(92)	(16)	(10)	3	(1)	(1)	—	(7)	(0.02)
Adjustments to adjusted basis	$(39)	$(12)	$(66)	$3	$(1)	$(19)	$—	$(46)	$(0.13)

	Quarter ended April 2, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(36)	$(1)	$37	$—	$21	$—	$—	$58	$0.17
Separation costs (pre-tax)	—	—	—	—	—	—	—	—	$—
Business and portfolio realignment (pre-tax)	3	3	(7)	—	—	—	—	(7)	$(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	13	—	(13)	$(0.04)
Adjustments to adjusted basis	$(33)	$3	$30	$—	$21	$13	$—	$38	$0.11

Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 23
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,654	$616	$329	$657	$(1)	$3,255
Foreign currency impact	(1)	49	32	(202)	—	(122)
Organic net sales	$1,655	$567	$297	$859	$(1)	$3,377

Quarter ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,651	$562	$274	$767	$(3)	$3,251
Divestitures	—	38	—	—	—	38
Organic net sales	1,651	524	274	767	(3)	3,213

% change - 2023 vs. 2022:
Reported growth	0.2%	9.5%	19.9%	(14.3)%	n/m	0.1%
Foreign currency impact	—%	8.7%	11.7%	(26.4)%	n/m	(3.8)%
Currency-neutral growth	0.2%	0.8%	8.2%	12.1%	n/m	3.9%
Divestitures	—%	(7.4)%	—%	—%	n/m	(1.2)%
Organic growth	0.2%	8.2%	8.2%	12.1%	n/m	5.1%
Volume (tonnage)	(8.8)%	(7.7)%	(9.0)%	(1.9)%	n/m	(6.3)%
Pricing/mix	9.0%	15.9%	17.2%	14.0%	n/m	11.4%
Note: Tables may not foot due to rounding.

Kellanova and Subsidiaries
Exhibit 24
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,645	$669	$326	$712	$(1)	$3,351
Foreign currency impact	(3)	8	21	(121)	—	(95)
Organic net sales	$1,648	$660	$305	$833	$(1)	$3,446

Quarter ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,575	$598	$278	$732	$(2)	$3,181

% change - 2023 vs. 2022:
Reported growth	4.4%	11.9%	17.2%	(2.7)%	n/m	5.3%
Foreign currency impact	(0.2)%	1.4%	7.7%	(16.6)%	n/m	(3.0)%
Organic growth	4.6%	10.5%	9.5%	13.9%	n/m	8.3%
Volume (tonnage)	(9.3)%	(3.8)%	(10.2)%	(3.3)%	n/m	(6.4)%
Pricing/mix	13.9%	14.3%	19.7%	17.2%	n/m	14.7%
Note: Tables may not foot due to rounding.

Kellanova and Subsidiaries
Exhibit 25
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended April 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,686	$604	$283	$770	$(1)	$3,342
Foreign currency impact	(5)	(30)	8	(91)	—	(118)
Organic net sales	$1,691	$634	$275	$861	$(1)	$3,460

Quarter ended April 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,502	$589	$248	$718	$(1)	$3,057

% change - 2023 vs. 2022:
Reported growth	12.3%	2.5%	13.9%	7.2%	n/m	9.3%
Foreign currency impact	(0.3)%	(5.1)%	3.1%	(12.6)%	n/m	(3.9)%
Organic growth	12.6%	7.6%	10.8%	19.8%	n/m	13.2%
Volume (tonnage)	0.3%	(5.9)%	(7.6)%	0.4%	n/m	(1.8)%
Pricing/mix	12.3%	13.5%	18.4%	19.4%	n/m	15.0%
Note: Tables may not foot due to rounding.

Kellanova and Subsidiaries
Exhibit 26
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended September 30, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$240	$97	$40	$63	$(26)	$414
Mark-to-market	—	—	3	—	37	40
Separation costs	(5)	—	(1)	—	—	(6)
Business and portfolio realignment	—	—	—	—	—	—
Adjusted operating profit	245	97	38	63	(63)	380
Foreign currency impact	—	8	4	(10)	2	4
Currency-neutral adjusted operating profit	$245	$89	$35	$73	$(65)	$376

Quarter ended October 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$215	$75	$26	$64	$(100)	$280
Mark-to-market	—	—	(1)	—	(41)	(42)
Separation costs	(4)	—	—	—	—	(4)
Business and portfolio realignment	(2)	—	—	—	(1)	(3)
Adjusted operating profit	$220	$76	$27	$64	$(58)	$328

% change - 2023 vs. 2022:
Reported growth	11.5%	28.7%	51.6%	(1.5)%	73.4%	47.3%
Mark-to-market	—%	—%	13.9%	—%	81.2%	31.5%
Separation costs	(0.5)%	—%	(4.3)%	—%	—%	(0.7)%
Business and portfolio realignment	0.8%	0.4%	0.7%	—%	0.7%	0.9%
Adjusted growth	11.2%	28.3%	41.3%	(1.5)%	(8.5)%	15.6%
Foreign currency impact	—%	11.2%	13.8%	(15.7)%	2.5%	1.1%
Currency-neutral adjusted growth	11.2%	17.1%	27.5%	14.2%	(11.0)%	14.5%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 27
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$280	$104	$36	$67	$(70)	$417
Mark-to-market	—	—	(3)	—	(16)	(19)
Separation costs	(7)	—	—	—	—	(7)
Business and portfolio realignment	—	—	—	—	—	—
Adjusted operating profit	286	104	40	67	(54)	443
Foreign currency impact	—	2	3	(7)	1	(1)
Currency-neutral adjusted operating profit	$286	$102	$37	$74	$(55)	$444

Quarter ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$226	$107	$37	$62	$(162)	$270
Mark-to-market	—	—	7	—	(102)	(95)
Separation costs	—	—	—	—	—	—
Business and portfolio realignment	(5)	—	—	—	—	(5)
Adjusted operating profit	$231	$107	$30	$62	$(61)	$369

% change - 2023 vs. 2022:
Reported growth	23.6%	(2.1)%	(1.8)%	8.3%	56.8%	54.9%
Mark-to-market	—%	—%	(31.5)%	—%	45.8%	35.1%
Separation costs	(2.9)%	—%	(1.4)%	—%	—%	(1.9)%
Business and portfolio realignment	2.4%	0.3%	0.7%	—%	0.1%	1.6%
Adjusted growth	24.1%	(2.4)%	30.4%	8.3%	10.9%	20.1%
Foreign currency impact	(0.1)%	1.8%	10.1%	(10.9)%	2.0%	(0.2)%
Currency-neutral adjusted growth	24.2%	(4.2)%	20.3%	19.2%	8.9%	20.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section

Kellanova and Subsidiaries
Exhibit 28
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended April 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$269	$92	$22	$74	$(111)	$346
Mark-to-market	—	—	(2)	—	(53)	(55)
Separation costs	(1)	—	—	—	—	(1)
Business and portfolio realignment	—	—	—	—	(1)	(1)
Adjusted operating profit	270	92	25	74	(57)	404
Foreign currency impact	—	(5)	1	(6)	1	(10)
Currency-neutral adjusted operating profit	$270	$97	$24	$80	$(58)	$413

Quarter ended April 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$235	$98	$13	$66	$(7)	$404
Mark-to-market	—	—	(8)	—	45	37
Separation costs	—	—	—	—	—	—
Business and portfolio realignment	(6)	—	—	—	(1)	(7)
Adjusted operating profit	$240	$98	$20	$66	$(50)	$374

% change - 2023 vs. 2022:
Reported growth	14.7%	(6.0)%	77.7%	11.8%	(1,556.2)%	(14.2)%
Mark-to-market	—%	—%	56.2%	—%	(1,544.4)%	(23.6)%
Separation costs	(0.5)%	—%	—%	—%	—%	(0.3)%
Business and portfolio realignment	2.6%	—%	0.1%	—%	1.0%	1.7%
Adjusted growth	12.6%	(6.0)%	21.4%	11.8%	(12.8)%	8.0%
Foreign currency impact	—%	(5.2)%	5.1%	(9.5)%	1.7%	(2.6)%
Currency-neutral adjusted growth	12.6%	(0.8)%	16.3%	21.3%	(14.5)%	10.6%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section